SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

November 3, 2003
(Date of earliest event reported)

COMMERCIAL CAPITAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-50126 (Commission File Number)	33-0865080 (IRS Employer Identification No.)

One Venture, 3rd Floor, Irvine, California (Address of principal executive offices)	92618 (Zip Code)

(949) 585-7500 (Registrant’s telephone number, including area code) Not Applicable (Former name, former address and former fiscal year, if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	The following exhibit is included with this Report:

Exhibit 99.1 Press Release dated November 3, 2003.

Exhibit 99.2 Press Release dated November 4, 2003.

Item 9.  Other Events and Required FD Disclosure

On November 3, 2003, Commercial Capital Bancorp, Inc. (the “Company”) announced by press release that it will participate in the Sandler O’Neill & Partners Financial Services Conference on November 13, 2003, a copy of the press release is attached hereto as Exhibit 99.1.

On November 4, 2003, the Company announced by press release that it will participate in the Freidman Billings Ramsey 10th Annual Investor Financial Services Conference on December 2, 2003, a copy of the press release is attached hereto as Exhibit 99.2.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMERCIAL CAPITAL BANCORP, INC. By: /s/ Stephen H. Gordon ————————————————— Stephen H. Gordon Chairman of the Board and Chief Executive Officer

Date: November 4, 2003